AGREEMENT AND PLAN OF EXCHANGE

THIS AGREEMENT (the “Agreement”), dated as of January 31, 2008, by and among each of the persons listed on the signature page hereof (each, a “Member” and jointly and severally, the “Members”), ForgeHouse LLC, a Georgia limited liability company (the “Operating Company”), and Milk Bottle Cards Inc., a Nevada corporation (“Publico”).

WITNESSETH:

WHEREAS, each Member owns of record and beneficially the percentage of capital membership interests (the “Interests”) of the Operating Company set forth opposite each such Member’s name on the annexed Schedule 1;

WHEREAS, the Members’ Interests represent all of the profit and loss interests of the Operating Company and 70 percent of the capital interests of the Operating Company;

WHEREAS, Publico is a publicly-held company with a class of securities publicly quotable on the OTC Electronic Bulletin Board that files periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

WHEREAS, Publico will divest itself of its current business activities effective at Closing; and

WHEREAS, the Members are desirous of exchanging all of their Interests to Publico for an aggregate of 10,500,000 (post-split) shares (the “Exchange Shares”) of Publico’s common stock, par value $.001 per share (the “Publico Common Stock”).

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereby agree as follows:

ARTICLE 1.
EXCHANGE

Section 1.1 Exchange of Interests. On the terms and subject to the conditions set forth in this Agreement, at Closing: (1) each Member hereby agrees to sell, assign, transfer and deliver its, his or her respective Interest to Publico, free and clear of all liens, claims, charges or encumbrances, and (2) Publico shall issue and deliver to the Members the number of Exchange Shares to be issued to each Member, as set forth on Schedule 1.1, free and clear of all liens, claims, charges or encumbrances other than those created by any Member (the “Transaction”).

Section 1.2 Share Restrictions. The Exchange Shares shall be subject to the following restrictions:

(a) The Members, for a period of two years following Closing (the “Two-Year Period”), shall not sell, transfer, assign, pledge, hypothecate, or otherwise derive any economic value (other than the receipt of dividends) therefrom, except in accordance with Sections 1.2(b), 1.2(d), and 1.2(e) of this Agreement.

(b) Each of John A. Britchford-Steel, Jose Alonso, Patrick Palmer, and Gina Palmer (each, an “Individual,” and collectively, the “Individuals”) is currently providing services to the Operating Company and, at Closing, each shall become an at-will employee of Publico or its affiliates (individually and collectively the “Aggregate Entities”), subject to the terms of the respective written employee agreement between Publico and the respective Individuals, which are effective at Closing and listed on Schedule 1.2(b) hereto (collectively, the “Employment Agreements”). If, during the Two-Year Period, an Individual is dismissed for “Cause” or shall terminate employment without “Good Reason” (as those terms are defined below), and notwithstanding the prohibitions and provisions of Section 1.2(a), above, all of the Exchange Shares then-owned by such Individual shall be subject to a right of first refusal in favor of all other Individuals as a group (on a pro-rata basis) and, in respect of any such Exchange Shares then remaining unpurchased, thereafter in favor of holders of Publico’s Series A preferred stock as a group (on a pro-rata basis). The per-share right of first refusal price shall be equal to the lessor of (i) ninety percent (90%) of the 10-day volume-weighted average trading prices for the ten trading days prior to such termination of employment or (ii) $0.75.

(i) “Cause” means any of the following that has a material adverse effect on Publico: (a) a material breach by the respective Individual of any term of his or her respective Employment Agreement; (b) an intentional refusal or failure to follow the lawful and reasonable instructions of the Chief Executive Officer (or, if Individual is the Chief Executive Officer, the Board of Directors) or an individual to whom the Chief Executive Officer (or, if Individual is the Chief Executive Officer, the Board of Directors) instructed the respective Individual to report (as appropriate); (c) a willful or habitual neglect of duties; (d) misconduct on the part of the respective Individual that is materially injurious to one or more of the Aggregate Entities; (e) any act of fraud or embezzlement in respect of one or more of the Aggregate Entities or any of their respective funds, properties or assets; (f) conviction of the respective Individual of a felony or of a plea of guilty or nolo contendre involving a felony, whether or not involving one or more of the Aggregate Entities; (g) willful misconduct or gross negligence by the participant in connection with the performance of the respective Individual’s duties to one or more of the Aggregate Entities or willful violation of one or more of the Aggregate Entities’ policies; (h) intentional dishonesty by the respective Individual in the performance of the his or her duties to one or more of the Aggregate Entities; (i) any fraud, theft, misappropriation of or embezzlement by the respective Individual in connection with the performance of his or her duties to one or more of the Aggregate Entities; (j) engagement by the respective Individual in the use of illegal substances or alcohol, which use has impaired his or her ability, as determined by the Board of Directors of Publico, on an ongoing basis, to perform his or her duties to one or more of the Aggregate Entities; or (k) breach by the respective Individual of any terms and conditions set forth in any non-competition, non-solicitation and/or non-disclosure agreement executed by him or her. A determination of Cause shall be made by the Board of Directors of Publico. With regard to clauses (a) through (c) and (k), the respective Individual may cure such breach within thirty (30) days of his or her receipt of written notice from Publico; provided, however, that such cure period shall not be applicable if, in the case of clause (a) or (k), the Board of Directors, in its sole discretion, has determined that such breach is not capable of being fully cured; provided, further, that, upon the second occurrence of a breach under clauses (a) through (c) or (k), no such cure period need be extended to the respective Individual.

(ii) “Good Reason” means as to any Individual the occurrence of any of the following without the consent of such Individual: (a) a material diminution of such Individual’s compensation; (b) a material diminution in the Individual’s authority, duties or responsibilities (including, without limitation, a requirement that the Individual report to a corporate officer rather than directly to the board of directors of one or more of the Aggregate Entities); or (c) a material change in the geographic location at which the Individual works; provided that for purposes of this Agreement, a “material change” in geographic location shall mean a change in the geographic location at which the Individual works that increases the distance from his or her residence, as of the Closing Date, to such location by more than fifty (50) miles; provided, however, that in no event shall a termination by the Individual be deemed to have been for “Good Reason” if (i) the Individual fails to give Publico written notice of the applicable Good Reason event within 90 days after such event first occurs or (ii) one or more of the Aggregate Entities corrects such event in all material respects within 30 days following its receipt of such written notice from the Individual.

(c) Notwithstanding anything contained in this Section 1.2, this Section 1.2 does not provide to any Individual any rights, privileges, or guarantees beyond what is in the Employment Agreements.

(d) Trust; Permitted Transfers.

(i) During the Two-Year Period, the Exchange Shares owned by each of the Members, excluding Renee Harrison, shall be held ‘in trust’ by a licensed attorney of each Member’s choice for the benefit of such Member, in connection with the obligations and restrictions of those certain Lock-Up Agreements by and among Publico and the respective Members, dated as of the Closing Date (collectively, the “Lock-Up Agreements”).

(ii) Notwithstanding the potential restrictions set forth in Section 1 of the Lock-Up Agreements, during the Two-Year Period, should a Member desire to transfer its shares to its respective beneficial owners, such Member may, at any time and from time to time, without any prior consent and without violating any other condition hereof or of the relevant Lock-Up Agreement, transfer its Exchange Shares to such beneficial owners. Upon such transfer, the beneficial owners of the respective Member shall hold the Exchange Shares subject to all the terms and conditions hereof and all terms and conditions set forth in the relevant Lock-Up Agreement and shall provide notice to Publico of such transfer within five (5) business days. Furthermore, such beneficial owners shall be subject to the provisions of Section 1.2(d)(i), above.

(iii) Notwithstanding the potential restrictions set forth in Section 1 of the Lock-Up Agreements, during the Two-Year Period, the Exchange Shares referenced in this Section 1.2(d) may be transferred to any trust or entity by the Member or its beneficial owners, at any time and from time to time, so long as each such transfer is for tax or estate planning purposes of such beneficial owner. Upon such transfer, such trust or entity shall hold the Exchange Shares subject to all the terms and conditions hereof and as set forth in the relevant Lock-Up Agreement and shall provide notice to Publico of such transfer within five (5) business days. Furthermore, such trust or entity shall be subject to the provisions of Section 1.2(d)(i), above, unless, in the case of a trust, compliance with such provisions would materially reduce the tax or estate planning benefits.

(e) Notwithstanding the potential restrictions set forth in Section 1 of the Lock-Up Agreements, if an Individual is dismissed by Publico as an employee for any reason other than for Cause or terminates employment for Good Reason (the “Terminated Individual”), such Terminated Individual may, at any time and from time to time during the two-year period commencing on the Closing Date, sell, transfer, or otherwise dispose of shares of common stock (owned of record or beneficially or underlying such Terminated Individual’s options to purchase shares of common stock), subject to the limitations and in the manner set forth hereinafter in this Section 1.2(e). Such dispositions shall be (i) to any other stockholder of Publico at a price per share no less than the average of the high and low closing price, if the common stock is then-listed on a national securities exchange, or, if not so listed, the average of the high and low bid price, in either case, as of the immediately preceding business day; (ii) in “brokers’ transactions” within the meaning of Section 4(4) of the Securities Act of 1933, as amended (the “Securities Act”), and as further defined in Rule 144(g) promulgated by the Securities and Exchange Commission thereunder; or (iii) in transactions directly with a “market maker,” as that term is defined in Section 3(a)(38) of the Exchange Act. Such dispositions, in aggregate, shall not exceed the Trickle Amount (as defined below) in each calendar quarter from and after such dismissal. Aggregate dispositions during partial calendar quarters shall be on a pro-rata basis. Any unused allocation of the aggregate dispositions shall not carry-over to any subsequent quarter. For the purposes of this Section 1.2(e), “Trickle Amount” shall mean $25,000 in Value (as defined below) per beneficial owner, that is a Terminated Individual; and “Value” shall mean, in the case of (i), above, the product of the number of shares sold multiplied by the relevant average price, and in the case of (ii) and (iii), above, the net value received from sales in ordinary brokerage transactions or to a market maker. For clarity, if such “Terminated Individual” is John Britchford-Steel or Jose Alonso and any relevant shares are held of record by TWE International, LLC and/or any successor trust or entity, then such Trickle Amount shall relate to such person’s beneficial interest in such shares, aggregated with the shares underlying such person’s options to purchase common stock; and if such “Terminated Individual” is Patrick Palmer or Gina Palmer and any relevant shares are held of record by Palmer Trust and/or any successor trust or entity, then such Trickle Amount shall relate to such person’s beneficial interest in such shares, aggregated with the shares underlying such person’s options to purchase common stock.

Section 1.3 Delivery of Interests/Shares. Subject to the terms and conditions hereof, at the Closing, (a) the Members shall transfer to Publico their Interests by delivering the certificates evidencing the Interests, accompanied by duly endorsed security powers, with signatures notarized, in form and substance satisfactory to Publico permitting the transfer of the Interests to Publico; and (b) Publico shall deliver to each Member stock certificate(s) registered in the name of such Member representing the Exchange Shares issued to such Member.

Section 1.4 Supplemental Action. If, at any time after the Closing Date, the Members or Publico shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Article 1, the Members or Publico, as the case may be, shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article 1.

ARTICLE 2.
CLOSING; CLOSING DATE

Section 2.1 The exchange of the Members’ Interests for the Exchange Shares as contemplated hereby (the “Closing”) shall take place at 8:30 a.m. PST on January 31, 2008, at the offices of Bryan Cave LLP, 1900 Main Street, Suite 700, Irvine, California 92614, or such other time or date as the parties hereto may mutually agree in writing. The date upon which the Closing occurs is herein called the “Closing Date.”

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF
OPERATING COMPANY AND MEMBERS

Except (i) as set forth in the written disclosure letter delivered at or prior to the execution hereof to Publico (the “Operating Company/Members Disclosure Letter”), (ii) as set forth in the agreements referred to in Sections 6.16 and 7.16 of this Agreement, and (iii) for the representations and warranties set forth in Section 3.28, which are only made by the Members (for the purpose of this Article 3, “Members” shall not include Renee Harrison, unless otherwise stated), on a joint and several basis (excluding Renee Harrison, who shall only be severally liable), the Operating Company and Members, jointly and severally, hereby represent and warrant to Publico as set forth in this Article 3. The Operating Company/Members Disclosure Letter shall be arranged in sections or subsections corresponding to the number and lettered sections and subsections contained in this Article 3. The disclosures in each section or subsection of the Operating Company/Members Disclosure Letter that qualify any representation or warranty shall qualify only the correspondingly numbered representation and warranty in this Article 3, except to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to other representations and warranties herein.

Section 3.1 Organization; Good Standing; Authority; Compliance With Law.

(a) Operating Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Operating Company is duly licensed or qualified and is in good standing to transact business as a foreign limited liability company in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, an Operating Company Material Adverse Effect. For purposes of this Agreement, an “Operating Company Material Adverse Effect” means a material adverse effect on the business, operations, prospects, assets (including intangible assets), financial condition or results of operations of Operating Company taken as a whole.

(b) The business of Operating Company has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations that would not have, individually or in the aggregate, an Operating Company Material Adverse Effect. Operating Company has all permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Government Approvals”) of all governmental and regulatory agencies, entities, commissions, boards, bureaus, tribunals, officials or authorities, whether Federal, state or local (collectively, “Governmental Agencies”), required by law with respect to the operation of its business, except those the absence of which would not, individually or in the aggregate, have an Operating Company Material Adverse Effect or prevent or delay consummation of the Transaction. All such Government Approvals are in full force and effect, and Operating Company is in compliance with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto, other than failures that would not have, inadvertently or in the aggregate, an Operating Company Material Adverse Effect. Neither Operating Company nor the Members have received any notices of violations of any Federal, state or local laws, regulations or ordinances relating to the Operating Company’s business, operations, prospects, or assets that, if it were determined that a violation had occurred, would have an Operating Company Material Adverse Effect.

(c) The articles of organization and other charter documents, operating agreement, organizational documents, and partnership, shareholder, joint venture or similar agreements (and in each such case, all amendments thereto) of Operating Company are listed in Section 3.1(c) of the Operating Company/Members Disclosure Letter, true and correct copies of which have previously been delivered to Publico or its counsel.

Section 3.2 Authorization, Validity and Effect of Agreements. The Operating Company and the Members (including Renee Harrison) have the requisite power and authority to execute and deliver this Agreement and to consummate the Transaction. The managers of Operating Company have taken all necessary action to approve this Agreement and the Transaction. The Operating Company and the Members have taken all actions necessary to exempt the Transaction from the operation of any “fair price,” “moratorium,” “control share acquisition,” or other similar anti-takeover statute or regulation enacted under any state or federal law of the United States. This Agreement constitutes the valid and legally binding obligation of the Operating Company and the Members (including Renee Harrison), enforceable against the Operating Company and the Members (including Renee Harrison) in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights.

Section 3.3 Capitalization. As of the date hereof, the Members (including Renee Harrison) own all the profit and loss interests in Operating Company and 70 percent of the capital interest. All outstanding capital interests of Operating Company (“Operating Company Interest”) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights or rights of first refusal created by statute, the articles of organization or operating agreement of Operating Company or any agreement to which Operating Company is a party or by which it is bound, and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof or under applicable federal or state securities or “blue sky” laws. Operating Company has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable or exchangeable for securities having the right to vote) with the holders of any interest of Operating Company on any matter. There are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, appreciation rights or similar derivative securities or instruments or commitments that obligate Operating Company to issue, transfer or sell any Operating Company membership interests or make any payments in lieu thereof. There are no agreements or understandings to which Operating Company is a party with respect to the voting of any Operating Company Interest or which restrict the transfer of any such Interests, nor does the Operating Company or the Members (including Renee Harrison) have knowledge of any such agreements or understandings with respect to the voting of any such Interest or which restrict the transfer of any such Interest. There are no outstanding contractual obligations of Operating Company to repurchase, redeem or otherwise acquire any Operating Company Interest or any other securities of Operating Company. Operating Company is not under any obligation, contingent or otherwise, by reason of any agreement to register any of its securities under the Securities Act. True and complete copies of all agreements and instruments relating to the securities described above and in Section 3.3 of the Operating Company/Members Disclosure Letter have been provided to Publico and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Publico.

Section 3.4 Other Interests. Operating Company does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity (other than investments in short term investment securities).

Section 3.5 No Violation. Neither the execution and delivery by the Operating Company and the Members of this Agreement nor the consummation by the Operating Company and the Members of the Transaction will: (i) conflict with or result in a breach of any provisions of Operating Company’s articles of organization or operating agreement; (ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties owned or leased by Operating Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which Operating Company and/or any of the Members is a party, or by which Operating Company and/or any of the Members or any of the properties owned or leased by Operating Company is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have an Operating Company Material Adverse Effect and would not reasonably be expected to prevent, materially alter or materially delay the Transaction; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Operating Company; or (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority that has not been obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have an Operating Company Material Adverse Effect and could not reasonably be expected to prevent, materially alter or materially delay the Transaction.

Section 3.6 Auditors. To the Operating Company’s and the Members’ knowledge, the auditor of the Operating Company’s financial statements provided to Publico pursuant to this Agreement has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Operating Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Operating Company Accounting Oversight Board thereunder.

Section 3.7 Financial Statements. The Operating Company has delivered to Publico true and complete copies of the audited balance sheet of the Operating Company at December 31, 2006, and the related consolidated statements of income, changes in interest-holders' equity, and cash flow for each of the two years in the period ended December 31, 2006 and for the period from June 24, 2002 (inception) to December 31, 2006, and unaudited consolidated balance sheet of Operating Company at September 30, 2007, and the related unaudited consolidated statements of income, changes in interest-holders’ equity, and cash flow for both the three (3) and nine (9) month periods ended September 30, 2007 and 2006 (collectively, the “Operating Company Financials”). The Operating Company Financials (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the footnotes to the Operating Company Financials and that the interim financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount), (ii) fairly present in all material respects the consolidated financial position and operating results and cash flows of Operating Company as of the dates and for the periods indicated therein, (iii) comply as to form in all material respects with the published rules and regulations of the SEC as would be applicable thereto if Operating Company were subject to the reporting requirements of the Exchange Act, and (iv) in the case of the interim financial statements, have been reviewed by the auditor of Operating Company to the same extent as if Operating Company were subject to the reporting requirements of the Exchange Act.

Section 3.8 Litigation.

(a) There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Operating Company or any of the Members, in their capacity as Members, is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against Operating Company or any of the Members, in their capacity as Members, or to which any of their respective properties or assets are subject or, to the knowledge of the Operating Company or the Members, threatened against Operating Company or any Member, in their capacity as a Member, or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have an Operating Company Material Adverse Effect.

(b) There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which the Members, in their capacity as individuals, are a party or by which any of their Interests are bound or likely to be affected, and (ii) no actions, suits or proceedings pending against Members, in their capacity as individuals, or to which any of their Interests are subject or, threatened against Member, in their capacity as individuals, or to which any of its Membership Interests are subject, at law or in equity, that in each such case could, individually or in the aggregate, have an Operating Company Materials Adverse Effect.

Section 3.9 Absence of Certain Changes. Since December 31, 2006, Operating Company has conducted its business only in the ordinary course of such business and consistent with past practices and there has not been any:

(a) Operating Company Material Adverse Effect;

(b) amendment or change in the articles of organization or operating agreement of Operating Company;

(c) incurrence, creation or assumption by Operating Company of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of Operating Company; or (ii) any obligation or liability of any indebtedness for borrowed money;

(d) issuance or sale of any debt or equity securities of Operating Company, or the issuance or grant of any options, warrants or other rights to acquire from Operating Company, directly or indirectly, any debt or equity securities of Operating Company;

(e) payment or discharge by Operating Company of any security interest, lien, claim, or encumbrance of any kind on any asset or property of, or the payment or discharge of any liability that was not either shown or reflected on the Operating Company Financials or incurred in the ordinary course of Operating Company’s business after September 30, 2007, in an amount in excess of $50,000 for any single liability to a particular creditor;

(f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Operating Company other than a license or sale of any product or products of Operating Company made in the ordinary course of Operating Company’s business;

(g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) an Operating Company Material Adverse Effect;

(h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the membership interests of Operating Company, any split, combination or recapitalization of the membership interests of Operating Company or any direct or indirect redemption, purchase or other acquisition of the membership interests of Operating Company or any change in any rights, preferences, privileges or restrictions of any outstanding security of Operating Company;

(i) increase in the compensation payable or to become payable to any of the officers, managers, or employees of Operating Company, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation interest awards, interest option grants, interest appreciation rights or interest option grants) made to or with any of such officers, employees or agents;

(j) obligation or liability incurred by Operating Company to any of its officers, managers or interest-holders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Operating Company’s business consistent with past practice;

(k) making by Operating Company of any loan, advance or capital contribution to, or any investment in, any officer, manager or interest-holder of Operating Company or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

(l) entering into, amendment of, relinquishment, termination or non-renewal by Operating Company of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with Operating Company’s services or performance under such contract, lease, transaction, commitment or other right or obligation or of such other party’s demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

(m) material change in the manner in which Operating Company extends discounts, credits or warranties to customers or otherwise deals with its customers;

(n) entering into by Operating Company of any transaction, contract or agreement that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of Operating Company or involving in excess of $50,000 (provided that the amount of such financial commitments and expenses for all such transactions, contracts or agreements does not exceed $150,000 in the aggregate, excluding legal and accounting fees associated with the Agreement) or that is not entered into in the ordinary course of Operating Company’s business, or the conduct of any business or operations by Operating Company that is other than in the ordinary course of Operating Company’s business; or

(o) license, transfer or grant of a right under any Operating Company Intellectual Property (as defined in Section 3.22 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

Section 3.10 Taxes. Except where such failure would not have, individually or in the aggregate, an Operating Company Material Adverse Effect:

(a) Operating Company has paid or caused to be paid all federal, state, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, “Taxes”), owed or accrued by it and due and payable through the Closing Date (including any Taxes payable pursuant to Treasury Regulation §1.1502-6 (and any similar state, local or foreign provision));

(b) Operating Company has timely filed all federal, state, local and foreign tax returns (collectively, “Tax Returns”) required to be filed by it through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period;

(c) Operating Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, interest-holder or other party;

(d) The Operating Company Financials reflect adequate reserves for Taxes payable by Operating Company for all taxable periods and portions thereof through the date of such financial statements;

(e) Since December 31, 2006, Operating Company has made sufficient accrual for Taxes in accordance with GAAP with respect to periods for which Tax Returns have not been filed;

(f) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from Operating Company for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes;

(g) There are no closing agreements that could affect Taxes of Operating Company for periods after the Closing Date pursuant to Section 7121 of the Internal Revenue Code of 1986, as amended (the “Code”), or any similar provision under state, local or foreign tax laws;

(h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending and Operating Company has not received notice that any such audit or proceeding may be commenced;

(i) [Reserved];

(j) Operating Company has not agreed or filed application to, or is not required to, make any changes or adjustments to its accounting method; and

(k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Operating Company by reason of Section 280G or Section 162(m) of the Code.

Section 3.11 Books and Records.

(a) The books of account and other financial records of Operating Company are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the Operating Company Financials.

(b) The minute books and other records of Operating Company contain accurate records of all meetings and accurately reflect all other action of the interest-holders and managers and any committees of the managers of Operating Company.

Section 3.12 Properties.

(a) Section 3.12(a) of the Operating Company/Members Disclosure Letter sets forth a list of all real property currently, or at any time in the past five (5) years, owned or leased by Operating Company, and, with respect to all real property currently leased by Operating Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are, to the knowledge of the Operating Company and the Members, in full force and effect, are valid and effective in accordance with their respective terms, and there is not to the knowledge of the Operating Company or the Members any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default).

(b) Operating Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in the Operating Company Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

Section 3.13 Condition and Sufficiency of Assets. The buildings, plants, structures and equipment owned by Operating Company are sufficient for the continued conduct of Operating Company’s business after the Closing in substantially the same manner as conducted prior to the Closing.

Section 3.14 Accounts Receivable. All accounts receivable of Operating Company that are reflected in the Operating Company Financials or on the accounting records of Operating Company as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown in the Operating Company Financials or on the accounting records of Operating Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Operating Company Financials represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the ordinary course of business, under any contract or agreement relating to the amount or validity of an Accounts Receivable. Section 3.14 of the Operating Company/Members Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Operating Company Financials, which list sets forth the aging of such Accounts Receivable.

Section 3.15 Inventory. Operating Company does not own any inventory, whether or not required to be reflected in the Operating Company Financials.

Section 3.16 Contracts; No Defaults.

(a) Section 3.16(a) of the Operating Company/Members Disclosure Letter contains a complete and accurate list, and the Members have delivered to Publico true and complete copies, of:

(i) each licensing agreement or other contract with respect to software (collectively, the “Software Licenses”);

(ii) each contract with respect to the providing of consulting services by Operating Company or any of its employees or agents, or by any of the Members (collectively, the “Consulting Contracts”);

(iii) [Reserved];

(iv) each contract that involves performance of services or delivery of goods or materials to Operating Company of an amount or value in excess of $10,000;

(v) each contract (other than the Software Licenses and the Consulting Contracts) that was not entered into in the ordinary course of business and that involves expenditures or receipts of Operating Company in excess of $10,000;

(vi) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other contracts affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(vii) each licensing agreement or other contract (other than the Software Licenses) with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

(viii) each collective bargaining agreement and other contract to or with any labor union or other employee representative of a group of employees;

(ix) each joint venture, partnership, and other contract (however named) involving a sharing of profits, losses, costs, or liabilities by Operating Company with any other person;

(x) each contract containing covenants that in any way purport to restrict the business activity of Operating Company or any of its affiliates or limit the freedom of Operating Company or any of its affiliates to engage in any line of business or to compete with any person;

(xi) each contract providing for payments to or by any person based on sales, purchases, or profits, other than direct payments for goods;

(xii) each power of attorney executed by a Member affecting or related to its or his position as a Member that is currently effective and outstanding;

(xiii) each contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by Operating Company to be responsible for consequential damages;

(xiv) each contract for capital expenditures in excess of $10,000;

(xv) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by Operating Company other than in the ordinary course of business; and

(xvi) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Section 3.16 of the Operating Company/Members Disclosure Letter sets forth reasonably complete details concerning such contracts, including the parties to the contracts, the amount of the remaining commitment of Operating Company under the contracts, and Operating Company’s office where details relating to the contracts are located.

(b) (i) No Interest-holder of Operating Company (and no affiliate of any Interest-holder of Operating Company) has or may acquire any rights under, and no Interest-holder of Operating Company has or may become subject to any obligation or liability under, any contract that relates to the business of, or any of the assets owned or used by, Operating Company; and (ii) to the knowledge of the Operating Company and the Members, no officer, manager, agent, employee, consultant, or contractor of Operating Company is bound by any contract that purports to limit the ability of such officer, manager, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Operating Company, or (B) assign to Operating Company or to any other person any rights to any invention, improvement, or discovery.

(c) Each contract identified or required to be identified in Section 3.16(a) of the Operating Company/Members Disclosure Letter is in full force and effect and, to the knowledge of the Operating Company and the Members, is valid and enforceable in accordance with its terms.

(d) (i) Operating Company is, and at all times since formation, has been, in full compliance with all applicable terms and requirements of each contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound, except where the failure to so comply would not reasonably be expected to have an Operating Company Material Adverse Effect; (ii) to the knowledge of the Operating Company and the Members, each other person that has or had any obligation or liability under any contract under which it has or had any rights is, and at all times since formation, has been, in full compliance with all applicable terms and requirements of such contract, except where the failure to so comply would not reasonably be expected to have an Operating Company Material Adverse Effect; (iii) to the knowledge of the Operating Company and the Members, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Operating Company or other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract; and (iv) Operating Company has not given to or received from any other person, at any time since formation, any written notice or other written communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any contract.

(e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to Operating Company under current or completed contracts with any person and, to the knowledge of the Operating Company and the Members, no such person has made written demand for such renegotiation.

(f) The contracts relating to the sale, design, manufacture, or provision of products or services by Operating Company have been entered into in the ordinary course of business and, to the knowledge of the Operating Company and the Members, have been entered into without the commission of any act alone or in concert with any other person, or any consideration having been paid or promised, that is or would be in violation of any Federal or state law.

Section 3.17 Environmental Matters. Operating Company is not in violation of any laws, regulations, judgments or consent decrees relating to hazardous substances or hazardous waste (collectively, “Environmental Laws”), which violation could reasonably be expected to result in an Operating Company Material Adverse Effect. Neither Operating Company nor, to the knowledge of the Operating Company or the Members, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, or under or about its owned or leased property or other assets, or transported thereto or therefrom, any hazardous substances or hazardous wastes, including asbestos, lead and petroleum, during the period of Operating Company’s ownership or lease of such property in a manner that could reasonably be expected to subject Operating Company to a material liability under the Environmental Laws. Operating Company has not received written notice from any governmental authority that any property owned or leased by Operating Company is in violation of any Environmental Laws. There is no pending civil, criminal or administrative suit or other legal proceeding against Operating Company with respect to any Environmental Laws. Operating Company has provided Publico complete copies of all environmental reports, assessments and studies in Operating Company’s possession and control with respect to properties owned or leased by Operating Company. As used in this Agreement, the terms “hazardous substances” and “hazardous wastes” shall have the meanings set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and the regulations thereunder; the Resource Conservation and Recovery Act, as amended, and the regulations thereunder; the Federal Clean Water Act, as amended, and the regulations thereunder; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001 et seq.; the Occupational Safety and Health Act of 1970; the Hazardous Materials Transportation Act, as amended by the Hazardous Materials Transportation Authorization Act of 1994, 49 U.S.C. Sections 5101 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Sections 2701 et seq.; as each of these may be amended from time to time; and any and state or local analogues to any of these statutes.

Section 3.18 Brokers. Operating Company has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of such entity or Publico to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction. Neither the Operating Company nor the Members are aware of any claim for payment of any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction.

Section 3.19 [Reserved].

Section 3.20 Related Party Transactions.

Section 3.20 of the Operating Company/Members Disclosure Letter sets forth all arrangements, agreements and contracts or understandings entered into by Operating Company (which are or will be in effect as of or after the date of this Agreement) with (i) any consultant (X) involving payments in excess of $50,000 or (Y) which may not be terminated at will by Operating Company that is a party thereto without penalty, or (ii) any person who is an officer, manager or affiliate of Operating Company. All such documents are listed (and any unwritten arrangement or understanding is accurately and completely described) in Section 3.20 of the Operating Company/Members Disclosure Letter and the copies of such documents, and such descriptions, all of which have previously been provided to Publico and its counsel, are true, complete and correct copies. Operating Company has not made any payments to, received any services from, or is dependent on any services of, any affiliate of Operating Company other than services provided by officers and managers in such capacities and payments to such officers and managers of Operating Company in such capacities. Operating Company is not a party to any arrangement, agreement, contract or understanding of the type that would be grandfathered in or prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 if Operating Company were subject to Section 402.

Section 3.21 Employee Matters and Benefit Plans.

(a) With the exception of the definition of “Affiliate” set forth in Section 3.21(a)(i) below (which definition shall apply only to this Section 3.21 and Section 4.17), for purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Affiliate” shall mean any other person under common control with or otherwise required to be aggregated with a person or any Subsidiary of such person as set forth in Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

(ii) “Employee” shall mean any current, former or retired employee, officer, or director of a person or any Subsidiary or any Affiliate of such person;

(iii) “Employee Agreement” shall refer to any material management, employment, severance, consulting, relocation, repatriation, or expiration agreement; visas; work permit; or similar agreement or contract between a person or any Subsidiary or Affiliate of such person and any Employee or consultant that is not an Employee Plan;

(iv) “Employee Plan” shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, interest or interest-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded and whether or not legally binding, including without limitation, each “employee benefit plan” within the meaning of Section 3(3) of ERISA (as defined below), which is or has been maintained, contributed to, or required to be contributed to, by a person or any of its Subsidiaries or any Affiliate for the benefit of any “Employee,” and pursuant to which such person or any of its Subsidiaries or any Affiliate has or may have any material liability contingent or otherwise;

(v) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended;

(vi) “IRS” shall mean the Internal Revenue Service;

(vii) “Multiemployer Plan” shall mean any “Pension Plan” (as defined below) which is a “multiemployer plan,” as defined in Sections 3(37) and 4001(a)(3) of ERISA;

(viii) “Pension Plan” shall refer to each Operating Company and Subsidiary Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA; and

(ix) “Subsidiary” shall mean an entity controlled by another entity through the ownership of greater than 50 percent of the former entity’s voting securities.

(b) Section 3.21(b) of the Operating Company/Members Disclosure Letter contains an accurate and complete list of each Employee Agreement of Operating Company. Operating Company has no Employee Plans. No benefits under any Employee Agreement of Operating Company will be increased, or subject to accelerated vesting, by the occurrence of the Transaction, nor will the value of any of the benefits thereunder be calculated on the basis of the Transaction. Neither Operating Company nor any of its Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Agreement (except to the extent required by law or to conform any such Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Publico in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

(c) Operating Company has provided to Publico correct and complete copies of all material documents embodying or relating to each Employee Agreement.

(d) Neither Operating Company nor any of its Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(e) At no time has Operating Company or any of its Affiliates contributed to or been requested or obligated to contribute to any Multiemployer Plan.

(f) Except as required by local, state or federal law, no Employee Agreement provides, or is required to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, and Operating Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

(g) The execution of this Agreement and the consummation of the Transaction will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits with respect to any Employee.

(h) Operating Company (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees except as would not have an Operating Company Material Adverse Effect; (ii) is not liable for any arrears of wages of any taxes or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(i) No work stoppage or labor strike against Operating Company is pending or, to the knowledge of Operating Company or the Members, threatened. Operating Company is not involved in or, to the knowledge of the Operating Company or the Members, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have an Operating Company Material Adverse Effect. Operating Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act that would, individually or in the aggregate, directly or indirectly have an Operating Company Material Adverse Effect. Neither Operating Company nor any of its Affiliates has ever been a party to any agreement with any labor organization or union, and none of the Operating Company Employees are represented by any labor organization or union, nor, to the best knowledge of the Operating Company and the Members, have any Operating Company Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

(j) Section 3.21(j) of Operating Company/Members Disclosure Letter sets forth (i) the aggregate amounts of bonus and severance payments that could be payable to Employees of Operating Company under existing Employee Agreements or Employee Plans on account of the Transaction (without regard to termination of employment), and (ii) the aggregate amounts of severance obligations that could be payable to Employees of Operating Company under existing Employee Agreements and Employee Plans on account of terminations of employment following the Closing Date, separately stating the amounts that are payable by reason of a termination following a change of control of Operating Company.

Section 3.22 Intellectual Property.

(a) For the purposes of this Agreement, the following terms have the following definitions:

(i) “Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: all common law, United States, international and foreign (a) patents and applications therefor, including, but not limited to, all reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part thereof; (b) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, customer lists, proprietary processes and formulae, all source and object code, algorithms, architectures, structures, display screens, layouts, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records; (c) copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, including, but not limited to, moral rights, rights of integrity, and rights or attribution; (d) industrial designs and any registrations and applications therefor; (e) trademarks, service marks, and their respective registrations and applications therefor, including but not limited to trade names, logos, intent to use applications, and common law trademarks and service marks; (f) proprietary databases and data collections and all other rights therein; and (g) any equivalent rights to any of the foregoing anywhere in the world.

(ii) “Operating Company Intellectual Property” shall mean that Intellectual Property owned by or licensed to or controlled by Operating Company, including, but not limited to, Operating Company Registered Intellectual Property.

(iii) “Operating Company Registered Intellectual Property” means those United States, international and foreign: (a) patents and applications therefor; (b) copyright registrations and applications therefor; (c) industrial design registrations and applications therefor; and (d) trademark and service mark registrations and applications therefor, owned by Operating Company.

(iv) “Publico Intellectual Property” shall mean that Intellectual Property owned by or licensed to or controlled by Publico, including, but not limited to, Publico Registered Intellectual Property.

(v) “Publico Registered Intellectual Property” means those United States, international and foreign: (a) patents and applications therefor; (b) copyright registrations and applications therefor; (c) industrial design registrations and applications therefor; and (d) trademark and service mark registrations and applications therefor, owned by Publico.

(vi) “Utilize” or “Utilization” means to make, manufacture, use, offer for sale, reproduce, prepare derivative works, perform, market, import, export, distribute, sell, dispose, assign, license, develop, publish, display, modify and/or amend.

(b) Section 3.22(b) of the Operating Company/Members Disclosure Letter lists all material proceedings or actions known to the Operating Company and the Members before any court, tribunal (including the United States Patent and Trademark Office (“PTO”) or equivalent authority anywhere in the world) related to any Operating Company Intellectual Property. No Operating Company Intellectual Property is the subject of any outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Operating Company, or which may affect the validity, use or enforceability of any Operating Company Intellectual Property.

(c) Section 3.22(c) of the Operating Company/Members Disclosure Letter lists all Operating Company Intellectual Property. With respect to each item of Operating Company Registered Intellectual Property, all material registration, maintenance and renewal fees in connection with such Operating Company Registered Intellectual Property have been made, and all necessary documents and certificates in connection with such Operating Company Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States or other jurisdictions for the purposes of maintaining such Operating Company Registered Intellectual Property. Furthermore, the Operating Company owns all right, title, and interest in and to all Operating Company Intellectual Property stated on Section 3.22(c) of the Operating Company/Members Disclosure Letter.

(d) Operating Company has the right to prevent others from using, marketing, distributing, selling or licensing all Operating Company Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Closing Date, including without limitation, all Intellectual Property used or to be used in the Operating Company Products (as defined below), and such rights to Utilize the Operating Company Intellectual Property are sufficient for such conduct of its business.

(e) To the Operating Company’s and the Members’ knowledge, the manufacture, development, publication, marketing, license, sale, distribution and use intended by Operating Company of any Operating Company Intellectual Property currently being licensed, used, produced or sold by Operating Company or currently under development or consideration by Operating Company (the “Operating Company Products”) does not violate any license or agreement between Operating Company and any third party, and does not infringe any Intellectual Property right, moral right or right of publicity or privacy of any other party. Neither the Operating Company nor any of the Members has received notice of any pending or threatened claim or litigation contesting the validity, ownership or right to Utilize any Operating Company Intellectual Property, and, to the knowledge of the Operating Company or the Members, there is no basis for any such claim under applicable law. Furthermore, neither the Operating Company nor any of the Members has received any notice asserting that any Operating Company Intellectual Property or the Utilization thereof conflicts or will conflict with the rights of any other party. Section 3.22(e) of the Operating Company/Members Disclosure Letter sets forth a list of all Operating Company Products.

(f) Operating Company has timely and satisfactorily fulfilled its obligations under all material agreements pursuant to which Operating Company has agreed to program, design or develop on behalf of a third party, whether for original use or for porting or conversion (for use on a different hardware platform or in a different language), any software products or any part thereof, except where the failure to so comply would not reasonably be expected to have an Operating Company Material Adverse Effect.

(g) To the extent that any work, invention, or material has been developed or created by a third party for Operating Company, to the Operating Company’s and the Members’ knowledge, Operating Company has a written agreement with such third party with respect thereto, and Operating Company thereby has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all Operating Company Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

(h) Section 3.22(h) of the Operating Company/Members Disclosure Letter lists all material contracts, licenses and agreements to which Operating Company is a party that are currently in effect (i) with respect to Operating Company Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Operating Company. Operating Company has not transferred ownership of, or granted any exclusive license with respect to, any Operating Company Intellectual Property to any third party.

(i) The contracts, licenses and agreements listed in Section 3.22(h) of the Operating Company/Members Disclosure Letter are in full force and effect to the Operating Company’s and the Members’ knowledge. The consummation of the Transaction will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in Section 3.22(h) of the Operating Company/Members Disclosure Letter and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of Operating Company to any Operating Company Intellectual Property or impair the right of Operating Company to Utilize any Operating Company Intellectual Property or portion thereof. Operating Company is in material compliance with, and has not materially breached any term of, such contracts, licenses and agreements listed in Section 3.22(h) of the Operating Company/Members Disclosure Letter, and to the knowledge of the Operating Company and the Members, all other parties to such contracts, licenses and agreements listed in Section 3.22(h) of the Operating Company/Members Disclosure Letter are in compliance with, and have not breached any term of, such contracts, licenses and agreements.

(j) [Reserved.]

(k) (i) Operating Company (including each of its executive officers, managers and, to the knowledge of the Operating Company and the Members, employees) has not received any notice or claim (whether written, oral or otherwise) challenging Operating Company’s ownership or rights in the Operating Company Intellectual Property or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (ii) all the Operating Company Intellectual Property rights owned by Operating Company and embodied in its products are, to the Operating Company’s and the Members’ knowledge, legally valid and enforceable without any material qualification, limitation or restriction on their use, and Operating Company has not received any notice or claim (whether written or oral) challenging the validity or enforceability of any of the Operating Company Intellectual Property rights; and (iii) to the Operating Company’s and the Members’ knowledge, no third party is infringing or misappropriating any part of the Operating Company Intellectual Property.

(l) Operating Company has taken reasonable and practicable measures designed to protect its rights in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided to Operating Company. None of Operating Company, its employees, or, to the Operating Company’s or the Members’ knowledge, its consultants has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Operating Company.

(m) Section 3.22(m) of the Operating Company/Members Disclosure Letter sets forth a list of all Internet domain names used by Operating Company in its business (collectively, the “Domain Names”). Operating Company has, and after the Closing Date, will continue to have, a valid registration and all material rights (free of any material restriction) in and to the Domain Names, including, without limitation, all rights necessary to continue to conduct Operating Company’s business as it is currently conducted.

(n) Operating Company is not or has not been a party to any Government Contract relating to or affecting ownership or Utilization of any Operating Company Intellectual Property. For purposes of this Agreement, the term “Government Contract” means any Government Prime Contract, Government Subcontract, or Teaming Agreement. “Government Prime Contract” means any prime contract, basic ordering agreement, letter contract, purchase order, delivery order, change, arrangement or other commitment of any kind, on which final payment has not been made, between a party and either the U.S. Government or a State Government. “Government Subcontract” means any subcontract, basic ordering agreement, letter subcontract, purchase order, delivery order, change, arrangement, or other commitment of any kind, on which final payment has not been made, between a party and any prime contractor to either the U.S. Government or a State Government or any subcontractor with respect to a Government Prime Contract. “State Government” means any state, territory or possession of the United States or any department, agency or instrumentality thereof, or any department or agency of any of the above with statewide jurisdiction and responsibility, or any municipal or local government, department, agency or instrumentality. “Teaming Agreement” has the same meaning as the term “contractor team arrangement(s)” as defined in the Federal Acquisition Regulation (FAR) Subpart 9.601. “U.S. Government” means the United States Government or any department, agency or instrumentality thereof.

Section 3.23 Anti-Takeover Plan. Operating Company does not have in effect any plan, scheme, device or arrangement, commonly or colloquially known as a “poison pill,” or an “anti-takeover” plan or any similar plan, scheme, device or arrangement.

Section 3.24 Interest-Holder Vote Required. The only vote of the holders of membership interests of Operating Company necessary to approve the Agreement and the Transaction is the affirmative vote of holders of a majority of the outstanding Operating Company Interest. Operating Company has obtained the required votes described in this Section 3.24 and timely complied with its obligations under the laws of the State of Georgia.

Section 3.25 Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise disclosed in the Operating Company Financials (including the notes thereto), to the Operating Company’s and the Members’ knowledge, Operating Company has no liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not such liabilities would have been required to be reflected in a balance sheet prepared in accordance with GAAP consistently applied, which would have, individually or in the aggregate, an Operating Company Material Adverse Effect.

Section 3.26 Insurance. Operating Company maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage, errors and omissions and general liability in amounts the Operating Company and the Members reasonably believe are adequate for Operating Company’s business and operations, and its current insurance policies (other than managers’ and officers’ insurance) will not terminate due to the consummation of the Transaction. Section 3.26 of the Operating Company/Members Disclosure Letter sets forth a summary of all current insurance policies (including, without limitation, limits, deductibles and terms) maintained by Operating Company.

Section 3.27 Relationships with Suppliers, Licensors and Customers. No current distributor to, customer of, or supplier to Operating Company has notified Operating Company or any Member of an intention to terminate or substantially alter its existing business relationship with Operating Company, nor has any licensor under a license agreement with Operating Company notified Operating Company or any Member of an intention to terminate or substantially alter Operating Company’s rights under such license, which termination or alteration would have an Operating Company Material Adverse Effect.

Section 3.28 Members’ Representations and Warranties. The following representations and warranties are made solely by each of the Members to Publico:

(a) Ownership of Interest. Each Member is the sole beneficial and record owner of the Interests set forth opposite such Member’s name on Schedule 1. At the Closing, pursuant to the terms and conditions of this Agreement, each Member will sell and convey to Publico such Interests, free and clear of any liens, other than restrictions imposed by federal and applicable state securities laws. Each Member has not, and as of the Closing such Member shall not have, sold or otherwise disposed of, or granted any options or rights to purchase, and such Member has not, and as of the Closing shall not have, entered into any agreement obligating such Member to sell or otherwise dispose of, or to grant options or rights to purchase, any of such Interest, except to Publico.

(b) No Violation. The execution, delivery and performance by each Member of this Agreement and the consummation of the Transaction does not and will not (i) contravene or conflict with or constitute a violation of any provision of any law, judgment, injunction, order or decree binding upon or applicable to the Member; (ii) require the consent or other action of any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Member or to a loss of any benefit to which the Member is entitled under any provision of any material agreement or other instrument binding upon the Member; or (iii) result in the creation or imposition of any material lien on any asset of the Member.

(c) Investment Representations.

(i) Each Member understands that the Exchange Shares issued pursuant to Section 1.2 of this Agreement have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Member’s representations as expressed herein or otherwise made pursuant hereto. Each Member is acquiring the Exchange Shares for his/her/its own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(ii) Each Member understands that the Exchange Shares issued pursuant to this Agreement will be “restricted securities” under the federal securities laws, inasmuch as the Exchange Shares are being acquired from Publico in a transaction not involving a public offering and that under such laws such Exchange Shares may not be resold without registration under the Securities Act or an exemption therefrom. The Exchange Shares issued pursuant to this Agreement will be endorsed with a legend to such effect. Each Member has been informed and understands that (i) there are substantial restrictions on the transferability of the Exchange Shares, and (ii) no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Exchange Shares.

(iii) Each Member has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Publico and acknowledges that such Member can protect his/her/its own interests. Each Member has such knowledge and experience in financial and business matters so that such Member is capable of evaluating the merits and risks of his/her/its investment in Publico.

(iv) Each Member is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(v) Each Member acknowledges receipt of a preliminary Information Statement on Form 14C in respect of the Transaction.

(vi) Each Member understands that all books, records, and documents of Publico relating to this investment have been and remain available for inspection by such Member upon reasonable notice. Each Member confirms that all documents requested have been made available, and that such Member has been supplied with all of the information concerning this investment that has been requested. Each Member confirms that he/she/it has obtained sufficient information, in his/her/its judgment or that of his/her/its’ independent purchaser representative, if any, to evaluate the merits and risks of this investment. Each Member confirms that he/she/it has had the opportunity to obtain such independent legal and tax advice and financial planning services as such Member has deemed appropriate prior to making a decision to subscribe for the Exchange Shares. In making a decision to purchase the Exchange Shares, each Member has relied exclusively upon his/her/its’ experience and judgment, or that of his/her/its’ purchaser representative, if any, upon such independent investigations as he/she/it, or they, deemed appropriate, and upon information provided by Publico in writing or found in the books, records, or documents of Publico.

(vii) Each Member is aware that an investment in the Exchange Shares is highly speculative and subject to substantial risks. Each Member is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Exchange Shares, which may make the liquidation of this investment impossible for the indefinite future.

(viii) The offer to sell the Exchange Shares was directly communicated to each Member by such a manner that such Member, or his/her/its purchaser representative, if any, was able to ask questions of and receive answers from Publico or a person acting on its behalf concerning the terms and conditions of this Transaction. At no time, except in connection and concurrently with such communicated offer, was such Member presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

(ix) None of the following information has ever been represented, guaranteed, or warranted to the undersigned, expressly or by implication by any broker, Publico, or agent or employee of the foregoing, or by any other person:

(1) The approximate or exact length of time that the undersigned will be required to remain as a holder of the Exchange Shares;

(2) The amount of consideration, profit, or loss to be realized, if any, as a result of an investment in Publico; or

(3) That the past performance or experience of Publico, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of Publico or the return on the investment.

(x) No Member has distributed any information relating to this investment to anyone other than his/her/its’ purchaser representative, if any, and no other person except such personal representative and such Member has used this information.

(xi) Each Member hereby agrees to indemnify Publico and its affiliates and to hold them harmless from and against any and all liability, damage, cost, or expense, including their respective attorneys’ fees and costs for a period of four (4) years from the Closing Date, incurred on account of or arising out of:

(1) Any material inaccuracy in the declarations, representations, and warranties hereinabove set forth;

(2) The disposition of the Exchange Shares or any part thereof by such Member, contrary to the foregoing declarations, representations, and warranties; and

(3) Any action, suit, or proceeding based upon:

a. the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from Publico or its affiliates; or

b. the disposition of the Exchange Shares or any part thereof.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF PUBLICO

Except as set forth in the written disclosure letter delivered at or prior to the execution hereof to the Members (the “Publico Disclosure Letter”) and except as set forth in the agreements referred to in Sections 6.16 and 7.16 of this Agreement, Publico hereby represents and warrants to each Member as follows. The Publico Disclosure Letter shall be arranged in sections or subsections corresponding to the number and lettered sections and subsections contained in this Article 4. The disclosures in any section or subsection of Publico Disclosure Letter shall qualify the correspondingly numbered representation and warranty and such other representations and warranties in this Article 4 to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other representations and warranties.

Section 4.1 Organization; Good Standing; Authority; Compliance With Law.

(a) Publico is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Publico has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. Publico is duly licensed or qualified and is in good standing to transact business as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it therein or in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a Publico Material Adverse Effect. For purposes of this Agreement, a “Publico Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of Publico, taken as a whole.

(b) Except as described in Publico SEC Documents (as defined in Section 4.25), the business of Publico has been operated in compliance with all laws, ordinances, regulations and orders of all governmental entities, except for violations which would not have, individually or in the aggregate, a Publico Material Adverse Effect. Publico has all Government Approvals of all Governmental Agencies required by law with respect to the operation of its business, except those the absence of which would not, individually or in the aggregate, have a Publico Material Adverse Effect or prevent or delay consummation of the Transaction. All such Government Approvals are in full force and effect, and Publico is in compliance with all conditions and requirements of the Government Approvals and with all rules and regulations relating thereto other than failures that would not have a Publico Material Adverse Effect. Publico has not received any notices of violations of any Federal, state or local laws, regulations or ordinances relating to its business, operations or assets that, if it were determined that a violation had occurred, would have a Publico Material Adverse Effect.

(c) The Amended and Restated Articles of Incorporation, the form of which is stated on Exhibit A, shall be in effect prior to Closing, and all other charter documents and Bylaws (and in each such case, all amendments thereto) of Publico are described in Publico SEC Documents.

Section 4.2 Authorization, Validity and Effect of Agreements. Publico has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. To the extent required by law, the Board of Directors of Publico has approved this Agreement and the Transaction. The execution by Publico of this Agreement and the consummation of the Transaction have been duly authorized by all requisite actions on the part of Publico, subject to the approvals described in Section 4.2 of Publico Disclosure Letter. This Agreement constitutes the valid and legally binding obligation of Publico, enforceable against Publico in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

Section 4.3 Capitalization.

(a) The authorized capital stock of Publico consists of Publico Common Stock. In connection with this Agreement, Publico is amending its articles of incorporation, to be effective prior to Closing, to authorize 10,000,000 shares of preferred stock, $0.001 par value, of which 2,000,000 will be designated as Series A preferred stock (the “Publico Preferred Shares”). As of the date hereof, there are 52,500,000 (post-split) shares of Publico Common Stock issued and outstanding and zero Publico Preferred Shares issued and outstanding. All such outstanding shares of Publico are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as described in Publico SEC Documents or as called for by this Agreement, Publico has no outstanding bonds, debentures, notes or other obligations the holders of which have or upon the happening of certain events would have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Publico on any matter. Except as described in Publico SEC Documents or as called for in this Agreement, there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements, stock appreciation rights or similar derivative securities or instruments or commitments which obligate Publico to issue, transfer or sell any shares of Publico Common Stock or make any payments in lieu thereof other than options granted to employees, directors and consultants after the date of the most recent SEC Report.

(b) The Publico Common Stock and Publico Preferred Shares to be issued pursuant to the Transaction and the related transactions will be duly authorized, validly issued, fully paid and unassessable and free of preemptive rights of any nature.

(c) Publico has no outstanding or effective employee or director stock purchase or option plans that have been approved or adopted by the Board of Directors of Publico or approved by the stockholders of Publico.

Section 4.4 No Violation. Neither the execution and delivery by Publico of this Agreement nor the consummation by Publico of the Transaction will: (i) conflict with or result in a breach of any provisions of Publico’s articles of incorporation or by-laws; (ii) violate, result in a breach of any provision of, or constitute a default under, or require any approval or consent under or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by or result in a material adverse change to, or result in the creation of any lien, security interest, charge or encumbrance upon any of Publico’s properties under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument to which Publico is a party, or by which Publico or any of its properties is bound or affected, except for any of the foregoing matters in this clause which, individually or in the aggregate, would not have a Publico Material Adverse Effect; (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order or decree binding upon or applicable to Publico; or (iv) other than the filings provided for in this Agreement and the filings required under the Exchange Act, the Securities Act, or applicable state securities and “Blue Sky” laws (collectively, the “Regulatory Filings”), require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority which has not been obtained or made or which is currently not in the process of being obtained or made, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have a Publico Material Adverse Effect.

Section 4.5 [Reserved].

Section 4.6 [Reserved].

Section 4.7 [Reserved].

Section 4.8 Litigation. There are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which Publico is a party or by which any of its properties or assets are bound or likely to be affected and (ii) no actions, suits or proceedings pending against Publico as to which any of their respective properties or assets are subject or, to the knowledge of Publico threatened against Publico or to which any of their respective properties or assets are subject, at law or in equity, that in each such case could, individually or in the aggregate, have an Publico Material Adverse Effect.

Section 4.9 Absence of Certain Changes. Except as set forth in Publico SEC Documents, since September 30, 2007, Publico has conducted its business only in the ordinary course of such business and consistent with past practices and there has not been any:

(a) Publico Material Adverse Effect;

(b) amendment or change in the Articles of Incorporation or By-Laws of Publico; other than the amendment to effectuate a 17.5-for-1 forward stock split of Publico Common Stock and other than as stated in Sections 4.1(c) and 4.3(a) of this Agreement;

(c) incurrence, creation or assumption by Publico of (i) any mortgage, deed of trust, security interest, pledge, lien, title retention device, collateral assignment, claim, charge, restriction or other encumbrance of any kind on any of the assets or properties of Publico; or (ii) any obligation or liability of any indebtedness for borrowed money;

(d) issuance or sale of any debt or equity securities of Publico, or the issuance or grant of any options, warrants or other rights to acquire from Publico, directly or indirectly, any debt or equity securities of Publico, other than upon exercise of any then-outstanding options and warrants;

(e) payment or discharge by Publico of any security interest, lien, claim, or encumbrance of any kind on any asset or property of Publico, or the payment or discharge of any liability that was not either shown or reflected in Publico SEC Documents or incurred in the ordinary course of Publico’s business after September 30, 2007 in an amount in excess of $50,000 for any single liability to a particular creditor;

(f) purchase, license, sale, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the assets, properties or goodwill of Publico other than a license or sale of any product or products of Publico made in the ordinary course of Publico’s business;

(g) damage, destruction or loss of any property or asset, whether or not covered by insurance, having (or likely with the passage of time to have) a Publico Material Adverse Effect;

(h) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Publico, any split (other than stated in Section 4.9(b) of this Agreement), combination or recapitalization of the capital stock of Publico or any direct or indirect redemption, purchase or other acquisition of the capital stock of Publico or any change in any rights, preferences, privileges or restrictions of any outstanding security of Publico;

(i) increase in the compensation payable or to become payable to any of the officers, directors, or employees of Publico, or any bonus or pension, insurance or other benefit payment or arrangement (including without limitation stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, employees or agents;

(j) obligation or liability incurred by Publico to any of its officers, directors or stockholders except for normal and customary compensation and expense allowances payable to officers in the ordinary course of Publico’s business consistent with past practice;

(k) making by Publico of any loan, advance or capital contribution to, or any investment in, any officer, director or stockholder of Publico or any firm or business enterprise in which any such person had a direct or indirect material interest at the time of such loan, advance, capital contribution or investment;

(l) entering into, amendment of, relinquishment, termination or non-renewal by Publico of any contract, lease, transaction, commitment or other right or obligation other than in the ordinary course of its business or any written or oral indication or assertion by the other party thereto of any material problems with Publico’s services or performance under such contract, lease, transaction, commitment or other right or obligation or of such other party’s demand to amend, terminate or not renew any such contract, lease, transaction, commitment or other right or obligation;

(m) material change in the manner in which Publico extends discounts, credits or warranties to customers or otherwise deals with its customers;

(n) entering into by Publico of any transaction, contract or agreement that by its terms requires or contemplates a required minimum current and/or future financial commitment, expenses (inclusive of overhead expenses) or obligation on the part of Publico involving in excess of $10,000 (provided that the amount of such financial commitments and expenses for all such transactions, contracts or agreements does not exceed $50,000 in the aggregate, excluding legal and accounting fees associated with this Agreement) or that is not entered into in the ordinary course of Publico’s business, or the conduct of any business or operations by Publico that is other than in the ordinary course of Publico’s business; or

(o) license, transfer or grant of a right under any Publico Intellectual Property (as defined in Section 4.18 below), other than those licensed, transferred or granted in the ordinary course of business consistent with its past practices.

Section 4.10 Ownership of Interest. As of the date hereof, and during the three (3) year period immediately preceding the date hereof, neither Publico nor, to Publico’s knowledge, any affiliate or associate thereof, is an “interested stockholder” of Operating Company within the meaning of the laws of the State of Nevada.

Section 4.11 Taxes. Except where such failure would not have, individually or in the aggregate, a Publico Material Adverse Effect:

(a) Publico has paid or caused to be paid all Taxes, owed or accrued by it and due and payable through the Closing Date (including any Taxes payable pursuant to Treasury Regulation §1.1502-6 (and any similar state, local or foreign provision));

(b) Publico has timely filed all Tax Returns required to be filed by it through the date hereof, and all such returns accurately set forth the amount of any Taxes relating to the applicable period;

(c) Publico has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party;

(d) The financial statements included in Publico SEC Documents reflect adequate reserves for Taxes payable by Publico for all taxable periods and portions thereof through the date of such financial statements;

(e) Since December 31, 2006, Publico has made sufficient accrual for Taxes in accordance with GAAP with respect to periods for which Tax Returns have not been filed;

(f) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any claim for, or the period for the collection or assessment of, Taxes due from Publico for any taxable period and there have been no deficiencies proposed, assessed or asserted for such Taxes;

(g) There are no closing agreements that could affect Taxes of Publico for periods after the Closing Date pursuant to Section 7121 of the Code or any similar provision under state, local or foreign tax laws;

(h) No audit or other proceedings by any court, governmental or regulatory authority or similar authority has occurred, been asserted or is pending, and Publico has not received notice that any such audit or proceeding may be commenced;

(i) [Reserved];

(j) Publico has not agreed or filed application to, or is not required to, make any changes or adjustments to its accounting method; and

(k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Publico by reason of Section 280G or Section 162(m) of the Code.

Section 4.12 Books and Records.

(a) The books of account and other financial records of Publico are true, complete and correct in all material respects, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in Publico SEC Documents.

(b) The minute books and other records of Publico contain accurate records of all meetings and accurately reflect all other actions of the stockholders and Board of Directors and any committees of the Board of Directors of Publico.

Section 4.13 Properties.

(a) Section 4.13(a) of Publico Disclosure Letter sets forth a list of all real property currently, or at any time in the past five (5) years, owned or leased by Publico, and, with respect to all real property currently leased by Publico, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are, to the knowledge of Publico, in full force and effect and are valid and effective in accordance with their respective terms; and there is not, to the knowledge of Publico, any existing material default or event of default under any such lease (or event which with notice or lapse of time, or both, would constitute such a material default).

(b) Publico has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any liens, except as reflected in Publico SEC Documents and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

Section 4.14 Environmental Matters. Publico is not in violation of any Environmental Laws, which violation could reasonably be expected to result in a Publico Material Adverse Effect. Neither Publico nor, to the knowledge of Publico, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, or under or about its owned or leased property or other assets, or transported thereto or therefrom, any hazardous substances or hazardous wastes, including asbestos, lead and petroleum, during the period of Publico’s ownership or lease of such property in a manner that could reasonably be expected to subject Publico to a material liability under the Environmental Laws. Publico has not received written notice from any governmental authority that any property owned or leased by Publico is in violation of any Environmental Laws. There is no pending civil, criminal or administrative suit or other legal proceeding against Publico with respect to any Environmental Laws. Publico has provided Operating Company complete copies of all environmental reports, assessments and studies in Publico’s possession and control with respect to properties owned or leased by Publico.

Section 4.15 No Brokers. Publico has not entered into any contract, arrangement or understanding with any person or firm that may result in the obligation of such entity or the Members to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction. Publico is not aware of any claim for payment of any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transaction.

Section 4.16 Related Party Transactions. Except as set forth in Publico SEC Documents, since September 30, 2007, no event has occurred that would be required to be reported by Publico pursuant to Item 404 of Regulation S-B promulgated under the Securities Act.

Section 4.17 Employee Matters and Benefit Plans.

(a) Section 4.17(a) of Publico Disclosure Letter contains an accurate and complete list of each Employee Agreement of Publico. Publico has no Employee Plans. No benefits under any Employee Agreement of Publico will be increased, or subject to accelerated vesting, by the occurrence of the Transaction, nor will the value of any of the benefits thereunder be calculated on the basis of the Transaction. Neither Publico nor any of its Affiliates has any announced plan or commitment, whether legally binding or not, to establish any new Employee Plan or Employee Agreement, to modify any Employee Agreement (except to the extent required by law or to conform any such Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Operating Company in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

(b) Publico has provided or made available to the Members correct and complete copies of all material documents embodying or relating to each Publico Employee Plan and Employee Agreement including: (i) all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Publico Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Publico Employee Plan or related trust; (iv) if Publico Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Publico Employee Plan; (vi) all IRS determination letters and rulings relating to Publico Employee Plans and copies of all applications and correspondence to or from the IRS or Department of Labor (“DOL”) with respect to any Publico Employee Plan; and (vii) all communications material to any Employee or Employees relating to any Publico Employee Plan and any proposed Publico Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Publico.

(c) (i) Publico and its Affiliates have performed in all material respects all obligations required to be performed by them under each Publico Employee Plan, and each Publico Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA for which no class or statutory exemption is available, has occurred with respect to any Publico Employee Plan; (iii) there are no material actions, suits or claims pending or, to the knowledge of Publico, threatened or anticipated (other than routine claims for benefits) against any Publico Employee Plan or against the assets of any Publico Employee Plan; (iv) such Publico Employee Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without material liability to Publico or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of Publico, threatened by the IRS or DOL with respect to any Publico Employee Plan; (vi) Publico is not subject to any penalty or tax with respect to any Publico Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code; and (vii) all contributions, including any top heavy contributions, required to be made prior to the Closing by Publico or any ERISA Affiliate to any Employee Plan have been made or shall be made on or before the Closing Date.

(d) Neither Publico nor any of its Affiliates currently maintain, sponsor, participate in or contribute to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(e) At no time has Publico or any of its Affiliates contributed to or been requested or obligated to contribute to any Multiemployer Plan.

(f) Except as required by local, state or federal law, no Employee Plan or any other Employment Agreement to which Publico is a party provides, or is required to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, and Publico has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment.

(g) The execution of this Agreement and the consummation of the Transaction will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Publico Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits with respect to any Publico Employee.

(h) Publico (i) is in compliance in all respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees except as would not have an Publico Material Adverse Effect; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to Employees; (iii) is not liable for any arrears of wages of any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(i) No work stoppage or labor strike against Publico is pending or, to the knowledge of Publico, threatened. Publico is not involved in or, to the knowledge of Publico, threatened with, any labor dispute, grievance, administrative proceeding or litigation relating to labor, safety, employment practices or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, have a Publico Material Adverse Effect. Publico has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly have a Publico Material Adverse Effect. Neither Publico nor any of its Affiliates has ever been a party to any agreement with any labor organization or union, and none of Publico Employees are represented by any labor organization or union, nor have any Publico Employees threatened to organize or join a union or filed a petition for representation with the National Labor Relations Board.

(j) Section 4.17(j) of Publico Disclosure Letter sets forth (i) the aggregate amounts of bonus and severance payments that could be payable to Employees of Publico under existing Employee Agreements or Employee Plans on account of the Transaction (without regard to termination of employment), and (ii) the aggregate amounts of severance obligations that could be payable to Employees of Publico under existing Employee Agreements and Employee Plans on account of terminations of employment following the Closing Date, separately stating the amounts that are payable by reason of a termination following a change of control of Publico.

Section 4.18 Intellectual Property.

(a) Section 4.18(a) of Publico Disclosure Letter lists all material proceedings or actions known to Publico before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any Publico Intellectual Property. No Publico Intellectual Property is the subject of any outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Publico, or which may affect the validity, use or enforceability of any Publico Intellectual Property.

(b) Section 4.18(b) of Publico Disclosure Letter lists all Publico Intellectual Property. With respect to each item of Publico Registered Intellectual Property, all material registration, maintenance and renewal fees in connection with such Publico Registered Intellectual Property have been made and all material documents and certificates in connection with such Publico Registered Intellectual Property have been filed with the relevant patent, trademark or copyright authorities in the United States or other jurisdictions for the purposes of maintaining such Publico Registered Intellectual Property. Furthermore, Publico owns all right, title, and interest in and to Publico Intellectual Property stated on Section 4.18(b) of Publico Disclosure Letter.

(c) Publico has the right to prevent others from using, marketing, distributing, selling or licensing all Publico Intellectual Property used in its business as presently conducted and as it is expected to be conducted as of the Closing Date, including without limitation, all Intellectual Property used or to be used in Publico Products (as defined below), and such rights to Utilize Publico Intellectual Property are sufficient for such conduct of its business.

(d) To Publico’s knowledge, the manufacture, development, publication, marketing, license, sale, distribution and use intended by Publico of any Publico Intellectual Property currently being licensed, used, produced or sold by Publico or currently under development or consideration by Publico (the “Publico Products”) does not violate any license or agreement between Publico and any third party, and does not infringe any Intellectual Property right, moral right or right of publicity or privacy of any other party. Publico has not received notice of any pending or threatened claim or litigation contesting the validity, ownership or right to Utilize any Publico Intellectual Property, and to the knowledge of Publico, there is no basis for any such claim under applicable law. Publico has not received any notice asserting that any Publico Intellectual Property or Utilization thereof conflicts or will conflict with the rights of any other party. Section 4.18(d) of Publico Disclosure Letter sets forth a list of all Publico Products, if any.

(e) Publico has timely and satisfactorily fulfilled its obligations under all material agreements related to any Publico Intellectual Property or Publico Products, except where the failure to so comply would not reasonably be expected to have a Publico Material Adverse Effect.

(f) To the extent that any work, invention, or material has been developed or created by a third party for Publico, to Publico’s knowledge, Publico has a written agreement with such third party with respect thereto, and Publico thereby has obtained ownership of, and is the exclusive owner of, or has a valid license to use, all Publico Intellectual Property in such work, material or invention by operation of law or by valid assignment or by agreement, as the case may be.

(g) Section 4.18(g) of Publico Disclosure Letter lists all material contracts, licenses and agreements to which Publico is a party that are currently in effect (i) with respect to Publico Intellectual Property licensed or offered to any third party; or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Publico. Publico has not transferred ownership of, or granted any exclusive license with respect to, any Publico Intellectual Property to any third party.

(h) The contracts, licenses and agreements listed in Section 4.18(g) of Publico Disclosure Letter are in full force and effect to Publico’s knowledge. The consummation of the Transaction will not violate or result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements listed in Section 4.18(g) of Publico Disclosure Letter and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any rights of Publico to any Publico Intellectual Property or impair the right of Publico to Utilize any Publico Intellectual Property or portion thereof. Publico is in material compliance with, and has not materially breached any term of, such contracts, licenses and agreements listed in Section 4.18(g) of Publico Disclosure Letter and, to the knowledge of Publico, all other parties to such contracts, licenses and agreements listed in Section 4.18(g) of Publico Disclosure Letter are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, Publico will be permitted to exercise all of Publico’s rights, if any, under the contracts, licenses and agreements listed in Section 4.18(g) of Publico Disclosure Letter to the same extent Publico would have been able to had the Transaction not occurred and without the payment of any additional funds other than ongoing fees, royalties or payments which Publico would otherwise be required to pay.

(i) [Reserved]

(j) (i) Publico (including each of its executive officers, directors and, to the knowledge of Publico, employees) has not received any notice or claim (whether written, oral or otherwise) challenging Publico’s ownership or rights in Publico Intellectual Property or claiming that any other person or entity has any legal or beneficial ownership with respect thereto; (ii) all Publico Intellectual Property rights owned by Publico and embodied in its products are, to Publico’s knowledge, legally valid and enforceable without any material qualification, limitation or restriction on their use, and Publico has not received any notice or claim (whether written or oral) challenging the validity or enforceability of any of Publico Intellectual Property rights; and (iii) to Publico’s knowledge, no third party is infringing or misappropriating any part of Publico Intellectual Property.

(k) Publico has taken reasonable and practicable measures designed to protect its rights in its confidential information and trade secrets or any trade secrets or confidential information of third parties provided to Publico. None of Publico, its employees, or, to Publico’s knowledge, its consultants has permitted any such confidential information or trade secrets to be used, divulged or appropriated for the benefit of persons to the material detriment of Publico.

(l) Section 4.18(l) of Publico Disclosure Letter sets forth a list of all Internet domain names used by Publico in its business (collectively, the “Publico Domain Names”). To Publico’s knowledge, Publico has a valid registration and all material rights (free of any material restriction) in and to Publico Domain Names, including, without limitation, all rights necessary to continue to conduct Publico’s business as it is currently conducted.

(m) Publico is not or has not been a party to any Government Contract relating to or affecting ownership or Utilization of any Publico Intellectual Property.

Section 4.19 Anti-Takeover Matters. Publico has taken all action necessary to exempt the Transaction from the operation of any “fair price,” “moratorium,” “control share acquisition,” or other similar anti-takeover statute or regulation enacted under the state or federal laws of the United States, including without limitation, the laws of the State of Nevada. Publico does not have in effect any plan, scheme, device or arrangement commonly or colloquially known as a “poison pill” or an “anti-takeover” plan or any similar plan, scheme, device or arrangement.

Section 4.20 Consent Required. The affirmative consent of the holders of a majority of Publico Common Stock is the only consent of the holders of any class or series of Publico’s capital stock necessary to approve the (i) issuance of Publico Common Stock in the Transaction; (ii) change of control of Publico for purposes of NASD Rules; and (iii) amendment of Publico’s organizational documents.

Section 4.21 Undisclosed Liabilities. Except as and to the extent reflected, reserved against or otherwise disclosed in Publico’s consolidated balance sheet dated September 30, 2007 (including the notes thereto), Publico has no liabilities or obligations of any kind, whether accrued, absolute, asserted or unasserted, contingent or otherwise, whether or not such liabilities would have been required to be reflected in a balance sheet prepared in accordance with GAAP consistently applied, which would be reasonably expected to have, individually or in the aggregate, a Publico Material Adverse Effect.

Section 4.22 Insurance. Publico maintains, and has maintained or caused to be maintained, without interruption, during its existence, policies or binders of insurance covering such risk, and events, including personal injury, property damage, errors and omissions and general liability in amounts Publico reasonably believes adequate for Publico’s business and operations, and its current insurance policies (other than directors’ and officers’ insurance) will not terminate due to the consummation of the Transaction. Section 4.22 of Publico Disclosure Letter sets forth a summary of all current insurance policies (including, without limitation, limits, deductibles and terms) maintained by Publico.

Section 4.23 [Reserved].

Section 4.24 Continuity of Business Enterprise. It is the present intention of Publico to continue at least one significant historic business line of Operating Company, or to use at least a significant portion of Operating Company’s historic assets in a business, in each case within the meaning of the United States Treasury Regulations Section 1.368-1(d).

Section 4.25 SEC Filings; Financial Statements.

(a) Publico has delivered to Operating Company accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Publico with the SEC since April 25, 2005 (the “Publico SEC Documents”), other than such documents that can be obtained on the SEC’s website at www.sec.gov. Except as would not have a Publico Material Adverse Effect, all statements, reports, schedules, forms and other documents required to have been filed by Publico with the SEC have been filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of Publico SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of Publico SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to Publico SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable laws or rules of applicable governmental and regulatory authorities.

(b) Except as described in Publico SEC Documents, (i) Publico maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act, and (ii) such disclosure controls and procedures are designed to ensure that all material information concerning Publico is made on a timely basis to the individuals responsible for the preparation of Publico’s filings with the SEC and other public disclosure documents.

(c) The financial statements (including any related notes) contained or incorporated by reference in Publico SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of Publico as of the respective dates thereof and the consolidated results of operations and cash flows of Publico for the periods covered thereby.

(d) Publico’s auditor has at all required times since the date of enactment of the Sarbanes-Oxley Act been: (i) to the knowledge of Publico, a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Publico within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge of Publico, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Operating Company Accounting Oversight Board thereunder.

(e) Section 4.25(e) of Publico Disclosure Letter lists, and Publico has delivered to the Members accurate and complete copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by Publico since April 25, 2005.

ARTICLE 5.
COVENANTS AND AGREEMENTS OF THE PARTIES

Section 5.1 [Reserved].

Section 5.2 [Reserved].

Section 5.3 [Reserved].

Section 5.4 [Reserved].

Section 5.5 [Reserved].

Section 5.6 Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement or the Transaction shall be instituted in any state or federal court of competent jurisdiction located in Clark County, Nevada, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding.

Section 5.7 Regulatory and Other Approvals. Each party will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with, and to give all notices to Governmental Agencies or any other person required of such party to consummate the Transaction; (b) provide such other information and communications to such Governmental Agencies or other persons as such Governmental Agencies or other persons may reasonably request in connection therewith; and (c) provide reasonable cooperation to the other party in obtaining all consents, approvals or actions of, making all filings with, and giving all notices to Governmental Agencies or other persons required of the other party to consummate the Transaction. Each party will provide prompt notification to the other party when any such consent, approval, action, filing, or notice referred to in clause (a) above is obtained, taken, made, or given, as applicable, and will advise the other party of any communications (and, unless precluded by law, provide copies of any such communications that are in writing) with any Governmental Agency or other person regarding the Transaction.

ARTICLE 6.
CONDITIONS TO PUBLICO’S OBLIGATIONS

The obligations of Publico to consummate the Transaction provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date (unless otherwise stated), subject to the right of Publico to waive any one or more of such conditions:

Section 6.1 Representations and Warranties of the Operating Company and the Members. The representations and warranties of the Operating Company and the Members contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to Publico pursuant hereto and in connection herewith, shall be true and correct in all material respects on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date.

Section 6.2 Performance of this Agreement. The Members shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to the Closing Date.

Section 6.3 Certificate of Members. Publico shall have received a certificate signed by all the Members, dated as of the Closing Date and subject to no qualification, certifying that the conditions set forth in Section 6.1 and 6.2 hereof have been fully satisfied. Such certificate shall be deemed representations and warranties of the Members under this Agreement.

Section 6.4 No Material Adverse Change. Publico shall have received60 a certificate, signed by John Britchford-Steel and Jose Alonso, as Managers of the Operating Company, to the effect that as of the Closing Date there has been no material adverse change in the financial condition, results of operations, business or prospects of the Operating Company since September 1, 2007, or any material adverse change in the nature of the Operating Company’s business, the manner of conducting such business, or the prospects of the business since such date, except as associated with the execution, delivery and performance of this Agreement.

Section 6.5 Satisfactory Business Review. Publico shall have satisfied itself, after receipt and consideration of the Schedules and after Publico and its Representatives have completed the review of the Operating Company and its business contemplated by this Agreement, that none of the information revealed thereby has resulted in, or in the opinion of Publico, may result in, a material adverse change in the assets, properties, business or condition (financial or otherwise) of the Operating Company.

Section 6.6 Laws. There shall not be in effect on the Closing Date any law restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the Transaction.

Section 6.7 Third Party Consents. All consents, permits, and approvals from parties to contracts or other agreements with the Operating Company that may be required in connection with the performance by the Members of their obligations under this Agreement or the continuance of such contracts or other agreements after the Closing shall have been obtained.

Section 6.8 Certified Resolutions. The Members shall have delivered to Publico copies of the Members’ resolutions approving and adopting this Agreement and authorizing the Transaction, certified as true and correct by John Britchford-Steel and Jose Alonso, as Managers of the Operating Company.

Section 6.9 Good Standing. The Members shall have delivered to Publico certificates of good standing, existence or its equivalent with respect to the Operating Company, certified as of a recent date by the appropriate governmental authority of the Operating Company’s jurisdiction of organization, and each other jurisdiction in which the failure to so qualify and be in good standing would have a material adverse effect on the Operating Company and its business.

Section 6.10 Litigation. At the Closing Date, no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought (i) to restrain, prohibit, invalidate or set aside (in whole or in part) the Transaction, (ii) to affect the right of the Operating Company to operate or control, after the Closing Date, its assets, properties and businesses (in whole or in part), or (iii) to obtain damages or a discovery order in connection with this Agreement or the consummation of the Transaction.

Section 6.11 Legal Opinion. The Operating Company shall have delivered to Publico an opinion of a law firm reasonably acceptable to Publico’s counsel.

Section 6.12 Directors. The nominees for director of Publico stated on Schedule 6.12 shall each be duly elected and standing as directors of Publico.

Section 6.13 [Reserved].

Section 6.14 [Reserved].

Section 6.15 Termination of Operating Company Employment Agreements. The following agreements shall be terminated, with no additional compensation or the like provided by either party:

(a) Executive Employment Agreement, dated as of April 1, 2005, by and between the Operating Company and Jose M. Alonso; and

(b) Executive Employment Agreement, dated as of April 1, 2005, by and between the Operating Company and John Britchford Steel.

Section 6.16 Agreements. The following agreements, forms of which are attached hereto as the corresponding Exhibit stated, shall be in full force and effect at Closing and Publico shall have received a copy of such executed agreement:

(a) Capital Interest Purchase Agreement (Exhibit B)

(b) Promissory Note (Exhibit C)

(c) Subordination and Intercreditor Agreement (Exhibit D)

(d) Termination of License Agreement (Exhibit E)

(e) Repurchase Agreement (Exhibit F)

(f) Mutual Release (Exhibit G)

Section 6.17 Information Statement. The definitive Information Statement on Schedule 14C, as filed with the SEC, shall have been mailed to the record stockholders of Publico and at least 20 days shall have elapsed since such mailing.

Section 6.18 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Agency necessary to permit the Operating Company to perform its obligations under this Agreement and to consummate the Transaction shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Agency necessary for the consummation of the Transaction shall have occurred.

ARTICLE 7.
CONDITIONS TO THE MEMBERS’ OBLIGATIONS

The obligations of the Members to consummate the Transaction provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date (unless otherwise stated), subject to the right of the Members to waive any one or more of such conditions:

Section 7.1 Representations and Warranties of Publico. The representations and warranties of Publico contained in this Agreement, including the Schedules hereto, and in the certificates to be delivered to the Members pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date as though such representations and warranties were made on the Closing Date.

Section 7.2 Performance of this Agreement. Publico shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

Section 7.3 Certificate of Publico. The Members shall have received a certificate signed by Publico, dated as of the Closing Date and subject to no qualification, certifying that the conditions set forth in Sections 7.1 and 7.2 hereof have been fully satisfied. Such certificate shall be deemed representations and warranties of Publico under this Agreement.

Section 7.4 No Material Adverse Change. The Members shall have received a certificate, signed by a duly authorized officer of Publico, to the effect that as of the Closing Date there has been no material adverse change in the financial condition, results of operations, or business of Publico since the date of its last filing pursuant to Section 13 of the Exchange Act or any material adverse change in the nature of Publico’s business, or the manner of conducting such business since such date, except as associated with the execution, delivery and performance of this Agreement.

Section 7.5 Laws. There shall not be in effect on the Closing Date any law restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the Transaction.

Section 7.6 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental Agency necessary to permit Publico to perform its obligations under this Agreement and to consummate the Transaction shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Agency necessary for the consummation of the Transaction shall have occurred.

Section 7.7 Third-Party Consents. All consents, permits and approvals from parties to contracts or other agreements with Publico that may be required in connection with the performance by Publico of its obligations under this Agreement or the continuance of such contracts or other agreements after the Closing shall have been obtained.

Section 7.8 Certified Resolutions. Publico shall have delivered to the Members copies of board resolutions approving and adopting this Agreement and authorizing the Transaction, certified as true and correct by the Secretary or Assistant Secretary of Publico.

Section 7.9 Good Standing. Publico shall have delivered to the Members certificates of good standing, existence or its equivalent with respect to Publico, certified as of a recent date by the appropriate governmental authority of Publico’s jurisdiction of incorporation, and each other jurisdiction in which the failure to so qualify and be in good standing would have a material adverse effect on Publico and its business.

Section 7.10 Publico’s Deliveries. Publico shall have delivered to the Members all stockholder records of Publico and a true and complete copy of Publico’s corporate minute books.

Section 7.11 Litigation. At the Closing Date no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought (i) to restrain, prohibit, invalidate or set aside (in whole or in part) the Transaction, (ii) to affect the right of Publico to operate or control, after the Closing Date, its assets, properties and businesses (in whole or in part) or (iii) to obtain damages or a discovery order in connection with this Agreement or the consummation of the Transaction.

Section 7.12 Legal Opinion. Publico shall have delivered to the Members an opinion of a law firm reasonably acceptable to the Members’ counsel.

Section 7.13 Directors. The nominees for director of Publico stated on Schedule 6.12 shall each be duly elected and standing as directors of Publico.

Section 7.14 [Reserved].

Section 7.15 Series A Preferred Stock Designation. Prior to the Closing Date, the certificate of designation for Publico’s Series A convertible preferred stock, attached hereto as Exhibit H, shall be filed with the Secretary of State of the State of Nevada and shall be in effect, with no amendment thereto.

Section 7.16 Agreements. The following agreements, forms of which are attached hereto as the corresponding Exhibit stated, shall be in full force and effect at Closing and Publico shall have received a copy of such executed agreement:

(a) Series A Convertible Preferred Stock Subscription Agreement (Exhibit I)

(b) Capital Interest Purchase Agreement (Exhibit B)

(c) Promissory Note (Exhibit C)

(d) Subordination and Intercreditor Agreement (Exhibit D)

(e) Termination of License Agreement (Exhibit E)

(f) Employment Agreement with Jose M. Alonso (Exhibit J)

(g) Employment Agreement with John Britchford Steel (Exhibit K)

(h) Employment Agreement with Patrick Palmer (Exhibit L)

(i) Employment Agreement with Gina Palmer (Exhibit M)

(j) Employment Agreement with Bruce Petenbrink (Exhibit N)

(k) Employment Agreement with Emilio Pasisca (Exhibit O)

(l) Repurchase Agreement (Exhibit F)

(m) Mutual Release (Exhibit G)

ARTICLE 8.
REPRESENTATION

Section 8.1 No Legal Advice. The Members acknowledge that they have had an opportunity to review this Agreement (and the transactions contemplated by this Agreement or any other agreements related thereto) with their own legal and tax counsel. The Members are relying solely on such counsel and not on any statements or representations of Smith, Gambrell & Russell, LLP (the “Operating Company Counsel”), the Operating Company, Bryan Cave LLP (“Publico Counsel”), Publico or any of their respective agents for legal or tax advice with respect to this Agreement (or the transactions contemplated by this Agreement or any other agreements related thereto), except for the representations, warranties and covenants expressly set forth herein. Members should not consider Operating Company Counsel or Publico Counsel to be their own counsel and were advised by Operating Company Counsel and Publico Counsel that the Members should retain and consult with their own legal and tax counsel on all matters concerning this Agreement (and the transactions contemplated by this Agreement or any other agreements related thereto).

ARTICLE 9.
MISCELLANEOUS

Section 9.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the mails, as follows:

(i) if to Publico, to:

Milk Bottle Cards, Inc.
127 E. 18th Ave.
Vancouver, BC, Canada V5V 1E4

with a copy to:
(which shall not constitute notice)

Randolf W. Katz, Esq.
Bryan Cave LLP
1900 Main Street, Suite 700
Irvine, California 92614
Facsimile: (949) 223-7100

(ii) if to the Members, to:

(Name of Member)
1575 Northside Drive Building 300, Suite 375
Atlanta, Georgia 30318

Any party may by notice given in accordance with this Section or via electronic mail to the other parties designate another address or person for receipt of notices hereunder.

Section 9.2 Entire Agreement. This Agreement (including the schedules and exhibits) and the agreements referred to herein and/or executed in connection with the consummation of the Transaction contain the entire agreement among the parties with respect to the exchange of the Members’ Interests for the Exchange Shares and the related transactions, and supersede all prior agreements, written or oral, with respect thereto.

Section 9.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the parties waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

Section 9.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Nevada, applicable to agreements made and to be performed entirely within such State (without giving effect to conflicts of law principles thereof).

Section 9.5 Binding Effect; No Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Nothing contained herein is intended or shall be construed as creating third party beneficiaries to this Agreement, except with respect to the rights and duties of the holders of Publico’s Series A preferred stock as set forth in (and only as in) Sections 1.2(a) and 1.2(b), above. This Agreement is not assignable except by operation of law.

Section 9.6 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

Section 9.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

Section 9.8 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

Section 9.9 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first above written.

PUBLICO

MILK BOTTLE CARDS INC., a Nevada corporation

/s/ Alexander Man-Kit Ngan
Alexander Man-Kit Ngan, Assistant Secretary

MEMBERS

TWE INTERNATIONAL, LLC

/s/ John Britchford-Steel
John A. Britchford-Steel, its Manager

/s/ Jose Alonso
Jose M. Alonso, its Manager

PALMER TRUST

/s/ Patrick Palmer
Patrick Palmer, its Trustee

/s/ Gina Palmer
Gina Palmer, its Trustee

/s/ RENEE HARRISON

OPERATING COMPANY

FORGEHOUSE LLC, a Georgia limited liability company

/s/ John Britchford-Steel
John A. Britchford-Steel, Manager of TWE International, LLC, Its Manager

/s/ Jose Alonso
Jose M. Alonso, Manager of TWE International, LLC, Its Manager

[Signature page continued]

With respect to Section 1.2 only:

/s/ John A. Britchford-Steel
John A. Britchford-Steel, an individual

/s/ Jose M. Alonso
Jose M. Alonso, an individual

/s/ Patrick Palmer
Patrick Palmer, an individual

/s/ Gina Palmer
Gina Palmer, an individual